PAUL MUELLER COMPANY TAX SAVINGS PLAN AND TRUST

                                 ARTICLE I
                    ESTABLISHMENT OF THE PLAN AND TRUST

 1.1. The Plan. Paul Mueller Company hereby establishes a tax savings plan (the "Plan") and Trust for the benefit of its employees. The Plan is intended to provide certain benefits to participating employees in a tax-effective manner.

 1.2. Legal Status. Under the Plan, Participants will have a choice be-tween cash compensation and certain nontaxable benefits. Therefore, the Plan constitutes a "cafeteria plan" under Section 125 of the Internal Revenue Code of 1986 (the "Code"), as amended, and has been reduced to writing in order to comply with Code Section 125 and the regulations promulgated thereunder. The Plan will be "nondiscrimina-tory" as such term is used in Code Section 125, and the Employer will take such action as may be necessary to maintain the Plan as nondis-criminatory under said Code Section.

                                 ARTICLE II
                        DEFINITIONS AND CONSTRUCTION

 2.1. Definitions. Where the following words and phrases appear in the Plan they shall have the meaning set forth below, unless a different meaning is plainly required by the context.

      a. Account: The account or accounts maintained under the Plan by the Trustee for each Participant and to which allocations of Employer contributions are made as required by the Plan, and from which benefit payments, as permitted by the Plan, shall be paid.

      b. Coverage Period: The Plan Year; provided that with respect to any eligible Employee who becomes a Participant after the begin-ning of a Plan Year, the first Coverage Period with respect to such a Participant shall mean the period commencing on the date coverage or participation begins hereunder and ending with the last day of the Plan Year in which such coverage or participa-tion begins.

      c. Dependent: Any person who comes within the definition of depen-dent provided in Code Section 152.

      d. Dependent Care Expense: Reimbursement for the payment of services which, if or when paid for by a Participant, are con-sidered employment related expenses under Code Section 21(b)(2), relating to expenses for household and dependent care services necessary for gainful employment.

      e.   Effective Date:  January 1, 1996

      f. Employer: Paul Mueller Company, together with any affiliate em-ployer that adopts the Plan in writing.

      g. Employee: Any person who is a full-time common-law employee of the Employer and who is receiving remuneration for personal ser-vices rendered to the Employer. A full-time employee is defined as an employee who is scheduled to work 40 or more hours per week on a regular basis.

      h. Enrollment Period: The period beginning two to six weeks pre-ceding, and ending one day before the beginning of the Plan Year for which enrollment is made.

      i. Health Care Plan: Any plan providing health, dental, or vision care or similar benefits sponsored and maintained by the Em-ployer for the benefit of its Employees, to the extent that such coverage is excludable from income under Code Section 106.

      j. Key Employee: An Employee who in the current Plan Year or any of the preceding four Plan Years was a 5% owner of the Employer, a 1% owner of the Employer earning more than $150,000 per year, one of the 10 largest owners of the Employer earning more than the Code Section 415 defined contribution limits, or an officer of the Employer earning more that 50% of the Code Section 415 defined benefit limits.

      k. Participant: Any Employee who has elected to participate and is participating in the Plan.

      l. Plan Year: Each twelve-month period ending December 31. The initial Plan Year shall be the period commencing January 1, 1996 and ending December 31, 1996.

      m. Plan Administrator: The person or persons appointed by the Em-ployer pursuant to Section 10.1 to administer this Plan. If no Plan Administrator is appointed, then the Employer shall be the Plan Administrator.

      n. Qualifying Medical Expense: An expense incurred by a Partici-pant or the Spouse or Dependent of a Participant for medical care as defined in Code Section 213(d)(1)(A) and (B).

      o. Salary Redirection: The amount by which a Participant autho-rizes the Employer to reduce his salary or compensation in order to provide for Salary Redirection Contributions to provide bene-fits under this Plan. Compensation shall be redirected pursuant to an election made by such Participant during an Enrollment Period.

      p. Salary Redirection Contributions: Contributions to this Plan for the purpose of providing benefits hereunder made by the Employer on an Employee's behalf pursuant to a Salary Redirec-tion election to receive such benefits in lieu of taxable compensation.

      q. Spouse: Any person who comes within the definition of Spouse provided in Code Section 152.

      r. Trust: The legal entity resulting from this agreement between the Employer and the Trustee pursuant to which Employer contri-butions are received, held and disbursed.

      s. Trustee: UMB Bank, n.a. and any successor thereto by merger or consolidation, and shall also include a successor Trustee.

 2.2. Construction. As used in this Plan, the masculine gender includes the feminine, and the singular may include the plural, unless the context clearly indicates to the contrary.

                                ARTICLE III
                       ELIGIBILITY AND PARTICIPATION

 3.1. Eligibility for Participation. An Employee who is an Employee of the Employer as of the Effective Date is eligible to become a Participant in this Plan. Any person who becomes an Employee after the Effective Date shall be eligible to participate commencing the first day of the first Plan Year after completing one year of employment.

 3.2. Commencement of Participation. An Employee who is eligible to parti-cipate as of the Effective Date or the first day of any Plan Year thereafter shall be entitled to participate in this Plan during the Plan Year commencing on such date. An Employee who first becomes eligible to participate in the Plan after the beginning of a Plan Year shall be entitled to participate in the Plan commencing the first day of the first Plan Year after completing one year of em-ployment. If an Employee does not elect to participate when first eligible, he may not elect to participate until the next Plan Year.

 3.3. Termination of Participation. A Participant shall continue to parti-cipate in this Plan until the earlier of the following events occurs:

      a.   the Participant terminates employment with the Employer;

      b.   the effective date of Plan termination; or

      c. the first day of a Plan Year for which the Participant fails to make an effective Salary Redirection election.

 3.4. Election of Participation. An election form will be provided by the Plan Administrator to eligible Employees on or before the beginning of the Enrollment Period, upon becoming eligible to participate if eligibility occurs after the beginning of a Plan Year, or when the Employee notifies the Plan Administrator of a change in family status as defined in Section 6.3. The election provides the eligible Em-ployee the opportunity to elect to either participate in the Plan through Salary Redirection contributions on a pretax basis, or not to participate in the Plan and receive direct compensation on a taxable basis.

                                 ARTICLE IV
                            ELECTION PROCEDURES

 4.1. Enrollment.   An eligible Employee may enroll in the Plan or change
      an existing election, if so entitled, by submitting to the Plan Administrator the election form described in Section 3.4 of the Plan. The election form must include the Participant's Salary Redirection designation and his election of benefits, and must meet such other standards for completeness and accuracy as the Plan Administrator may establish. A Participant's election form must be submitted to the Plan Administrator during the Enrollment Period. A Participant's election shall be effective until the end of the Coverage Period to which it applies, submission of a valid change of election to the Plan Administrator, or termination of participation, whichever is the first to occur.

 4.2. Elections for Subsequent Plan Years. If an Employee fails to submit an election form for the first Coverage Period for which he is eligi-ble to participate, he shall have the opportunity to enroll for any succeeding Coverage Period by submitting an election form during the Enrollment Period for that Coverage Period.

                                 ARTICLE V
                               CONTRIBUTIONS

 5.1. Salary Redirection Contributions. The source of funding under this Plan shall be Salary Redirection Contributions, as designated by Par-ticipants in their election forms, submitted in accordance with the provisions of Section 4.1. of the Plan. Salary Redirection Contri-butions shall be made by approximately equal payroll redirections during a Plan Year and shall be transmitted to the Trustee as soon as practical following the payroll redirection.

      Notwithstanding the foregoing, if a participant's Qualified Medical Expense account does not contain sufficient funds for the payment of a claim for reimbursement of Qualified Medical Expenses, the Employer shall, upon receipt of notice of the insufficiency from the Trustee, contribute to the Trust the amount necessary to fund the payment of the claim. The amount to be contributed by the Employer with respect to a Participant shall not exceed the Participant's Salary Redirec-tion elected for reimbursement of Qualified Medical Expenses for the Plan Year.

 5.2. Maximum Salary Redirection Contributions. The maximum Salary Redi-rection Contribution that may be elected by a participant for each benefit available under this Plan shall be as follows:

      a.   for reimbursement of Qualified Medical Expenses, $5,000 per Plan
           Year;

      b.   for reimbursement of Dependent Care Expenses, $5,000 per Plan
           Year;

      c. cash, not to exceed the combined maximum Salary Redirection amounts for the benefits listed in a. through b., above. A Salary Redirection designated for one of the benefits listed at
           Section 6.1. of the Plan cannot be used to pay for another bene-fit available under the Plan.

 5.3. Forfeiture of Unused Amounts. Any balance remaining in a Partici-pant's Qualified Medical Expense account or Dependent Care Expense account as of the end of the Plan Year shall be forfeited. However, all such balances shall be held for a period of not more than 90 days following the end of the Plan Year and be applied to the reimburse-ment of expenses of the Participant incurred during the Plan Year of deposit, to the extent that proper claims for reimbursement are sub-mitted to the Plan Administrator within 60 days for Qualified Medical Expenses and Dependent Care Expenses following the end of the Plan Year.

                                 ARTICLE VI
                                  BENEFITS

 6.1. Availability of Benefits. An Employee may elect to redirect his compensation for the applicable Coverage Period and pay premiums for coverage under a Health Care Plan or Plans or Other Health Coverage, Qualified Medical Expenses, Dependent Care Expenses, premiums for Employer-sponsored group-term life insurance, or receive cash.

 6.2. Limitation on Benefits for Certain Participants. No more than 25% of the total benefits paid under the Plan may be received by Key Employees. The Employer may in its absolute discretion limit the amount of benefits received by such Participants so that this limi-tation on benefits will not be exceeded.

 6.3. Irrevocability of Benefit Selection and Salary Redirection Designa-tion. A Participant's selection of benefits under this Plan and the applicable Salary Redirection for a Coverage Period shall be irrevo-cable with respect to such Coverage Period, except that a Participant shall be entitled to change the election and Salary Redirection designation during a Coverage Period if the Plan Administrator deter-mines that the Participant has experienced a change in family status, and that such change in election and Salary Redirection designation is necessary or appropriate as a result of the change in family status. For purposes of this section, the term "change in family status" shall include the following:

      a.   marriage or divorce of a Participant

      b.   death of a Participant's spouse or Dependent

      c.   birth or adoption of a child of a Participant

      d. commencement or termination of employment by a Participant's spouse

      e. change in full-time or part-time employment status by a Parti-cipant or spouse

      f.   unpaid leave of absence by a Participant or spouse

      g. a significant change in health coverage of a Participant or spouse attributable to the spouse's employment.

      In addition, the Plan Administrator may determine by written policy that other circumstances or situations constitute a change in family status. Such determination shall be made on a nondiscriminatory basis in accordance with uniform principles consistently applied.

                                ARTICLE VII
                   GENERAL PROVISIONS REGARDING BENEFITS

 7.1. Benefit Accounts. The Trustee shall establish for each Participant a separate account for each form of benefit elected by the Participant. The Accounts shall be increased by the amount of Salary Redirection Contributions that the Participant has elected to apply toward the Participant's Accounts, and reduced by the amount of any benefits paid to or on behalf of the Participant.

 7.2. Special Limitation on Payment of Dependent Care Expenses. Subject to the limitation of Salary Redirection as provided elsewhere in this Plan, the maximum amount of Dependent Care Expense reimbursement for the Plan Year shall not exceed the lesser of the following:

      a. the Participant's gross annual salary or compensation, reduced by the amount of any other Salary Redirection designation for other benefits under this Plan;

      b. $5,000, or $2,500 if the Participant is married and files a separate income tax return; or

      c. the Spouse's base annual salary. In the case of a Spouse who is a student or is mentally or physically unable to care for him-self, such Spouse will be deemed to have monthly earned income of $200 if one Dependent is cared for, and $400 if two or more Dependents are cared for.

 7.3. Period of Coverage Expenses Only. No expenditure of any nature shall qualify for payment or reimbursement under this Plan unless the ex-pense is incurred by the Participant or his spouse or Dependent during a Period of Coverage for which an appropriate benefit and Salary Redirection election is in effect. In the case of Qualified Medical Expenses, an expense will be considered as having been incurred at the time the medical care related to the expense is pro-vided, and not at the time the expense is charged, billed or paid. Similarly, in the case of Dependent Care Expenses, an expense will be considered as having been incurred at the time the Dependent care re-lated to the expense is provided.

 7.4. Account Recapitulation. On or before each January 31, the Trustee shall provide to each person who was a Participant at any time during the previous calendar year an accounting statement reflecting contri-butions to and distributions from each Account established for the Participant with respect to such calendar year, and such other infor-mation as may be required by regulations promulgated by the Secretary of the Treasury or his delegate.

                                ARTICLE VIII
                              CLAIMS PROCEDURES

 8.1. Submission of Claims. A Participant who has made a Salary Redirec-tion designation for Qualified Medical Expenses and/or Dependent Care Expenses may apply for reimbursement of such expenses incurred during the Coverage Period by submitting an application in writing to the Trustee on or before the sixtieth day following the end of the Cover-age Period, in such form as the Plan Administrator may describe, stating that such expense has not been reimbursed or is not reimburs-able from any other source. The application shall be accompanied by a written statement from an independent third party stating that the expense has been incurred and the amount of such expense. The aggre-gate amount of claims submitted by a Participant for reimbursement of expenses incurred in a Coverage Period shall not exceed the Partici-pant's Salary Redirection designation for that Coverage Period. Any claim for individual benefits under a Health Care Plan shall be ad-ministered in accordance with the provisions of the applicable plan.

 8.2. Payment of Claims. Upon the submission of a properly executed claim for reimbursement by a Participant, if sufficient funds exist in the Trust, the Trustee shall reimburse the Participant within five busi-ness days of receipt of the claim. The total amount of Salary Redirection amount designated by a Participant for a Coverage Period for reimbursement of Qualified Medical Expenses shall be made avail-able for payment of claims during the entire Coverage Period. How-ever, no reimbursement of Dependent Care Expenses shall be made to a Participant unless the amount of Salary Redirection contributions to the credit of the Participant is sufficient to pay the claim.

 8.3. Claim Denials and Appeals. If a claim for benefits under the Plan is denied, the Plan Administrator shall provide notice to the Employee (or, if applicable, the Employee's Executor or Administrator) in writing within sixty days after the claim is filed. The notice shall be written in a manner calculated to be understood by the claimant and shall set forth (i) the specific reasons for the denial, (ii) specific references to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary, and (iv) an explanation of the Plan's claim procedure.

      Within sixty days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Plan Administrator for a full and fair review. The claimant or his duly authorized representative may (i) request a review upon written notice to the Plan Administrator, (ii) review pertinent documents, and (iii) submit issues and comments in writing.

      A decision by the Plan Administrator will be made not later than sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as possible, but in no event later than 120 days after such receipt. The decision of the Plan Administrator shall be written and shall include specific reasons for the decision, written in a manner calculated to be under-stood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

 8.4. Termination of Employment. Participation in the Plan shall terminate upon the voluntary or involuntary termination of employment by the Participant. In such case the terminated Participant must submit any claims for reimbursement of expenses incurred prior to his termina-tion. No claims may be filed or reimbursement made for expenses incurred subsequent to a Participant's termination of employment.

 8.5. Continuation Coverage. Notwithstanding any other provision in the Plan, a Participant or his Spouse or Dependent may elect to continue the coverage elected under the Plan for Qualifying Medical Expenses, even though the Participant's election to receive benefits expired or was terminated, under the following circumstances:

      a.   death of the Participant;

      b. termination (other than for gross misconduct) or reduction of hours of the Participant;

      c.   divorce or legal separation of the Participant;

      d.   the Participant becoming entitled to benefits under Medicare; or

      e. a Dependent child ceasing to be a Dependent child under the terms of the Plan.

      The election period for continuation coverage begins when coverage would otherwise terminate under the Plan and ends 60 days after the later of the date when coverage would otherwise terminate, or the date notice of the right to continue coverage is provided by the Plan Administrator. The Plan may charge a premium to the Participant, Spouse, or Dependent, as the case may be, for any period of continua-tion coverage equal to not more than 102% of its cost of providing coverage for the period to similarly situated Participants, Spouses, or Dependents. Any premium charged by the Plan under this Section shall be credited to the Participant's Account pursuant to Section
      7.1. Continuation coverage will extend for a period of not more than 36 months (18 months if the Participant terminates or is terminated from employment or reduces or has his hours reduced so as no longer to be a Participant) but may extend for a shorter period of time if
      (1) the Employer ceases to provide any group health plan to any Em-ployee, (2) the premiums described above are not paid within 30 days of their due dates, or (3) a party electing continuation coverage becomes covered under another group health plan or entitled to Medi-care benefits. The Plan, the Employer, the Plan Administrator, and any party electing continuation coverage shall comply with the re-quirements of Code Section 4980B (42 U.S.C. Sec. 300bb in the case of an Employer who is a state or any political subdivision, agency, or instrumentality thereof), all of which requirements are incorporated herein by reference.

                                 ARTICLE IX
                        DUTIES AND POWERS OF TRUSTEE

 9.1. Contributions to the Trust. Contributions to the Trust shall be made only by the Employer; provided, however, that if a Participant or his Spouse or Dependent elects to continue coverage under the Plan as provided in Section 8.5., contributions for continuation coverage shall be made by the Participant, Spouse, or Dependent, as the case may be. Each contribution to the Trustee shall be accompanied by a listing prepared by the Employer identifying each Participant for whose Account the contribution is being made, the social security number of the Participant, and other information as the Trustee may reasonably require of the Employer.

 9.2. Trustee's Records. The Trustee shall keep and maintain accurate re-cords of the contributions made by the Employer and shall receive, hold, and administer all such contributions in accordance with the provisions of this agreement, as amended from time to time. The Trustee shall be responsible only for such funds and assets as shall actually be received by it hereunder, and shall, to the extent practicable, invest all such funds not required to meet immediate obligations of the Trust in highly liquid short-term fixed income securities, including accounts in the commercial division of the Trustee.

 9.3. Trustee's Report. The Trustee shall render an annual report to the Employer within 120 days following the end of each Plan Year. Such report shall contain a complete accounting showing the total funds of the Trust as of the last day of the Plan Year and all receipts and disbursements since the last report. Upon written request of the Employer or the Plan Administrator, the Trustee shall prepare such other reports, publications, statements, and tax return information as the Trustee shall agree to undertake.

 9.4. Trustee's Powers. The Trustee shall have the following powers in addition to those vested elsewhere in this Plan or by law:

      a. To acquire and hold any securities or other property of the Trust without disclosing its fiduciary capacity, or in the name of any other person, with or without a power of attorney for transfer thereto attached;

      b. To make, execute and deliver any and all instruments necessary or proper for the effective exercise of any of the Trustee's powers as stated herein or otherwise necessary to accomplish the purposes of this Trust;

      c. To make payments of benefits on behalf of Participants and their beneficiaries, either directly or indirectly, on the instruction of the Plan Administrator;

      d. To maintain the Trust assets in cash and unproductive of income, with no requirement to pay interest on cash balances;

      e.   To determine what is principal and what is income;

      f. To invest available funds in short-term fixed income securities, including, but without limitation, any money market mutual fund, any commingled money market fund managed by the Trustee, or any account maintained by the Trustee in the commercial division of the Trustee.

 9.5. Other Rights of the Trustee. In addition to the foregoing, the Trus-tee shall have the following rights and privileges:

      a. The Trustee shall be entitled to advice of counsel (who may be counsel for the Employer) in any case in which the Trustee shall deem such advice necessary. With the exception of those powers and duties specifically allocated to the Trustee by the express terms of this Trust, it shall not be the responsibility of the Trustee to interpret the terms of this agreement, and the Trus-tee shall be entitled to receive guidance and written direction from the Plan Administrator on any point requiring construction or interpretation of this agreement.

      b. The Trustee shall be entitled to payment or reimbursement from the employer for all reasonable costs, charges and expenses incurred in connection with its administration of the Trust, including fees for legal services rendered to the Trustee. Such reasonable compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee shall be paid by the Employer. All such costs, charges, expenses and fees, unless paid by the Employer, shall be a lien against the Trust and may be paid by the Trustee from the funds of the Trust.

      c. The Trustee shall be protected in acting on any notice, direc-tion, certificate or other paper or document reasonably believed to be genuine and to have been executed by a Participant or the Employer.

      d. Any successor Trustee shall have all of the title, interest, rights, privileges and duties as the Trustee named herein.

                                 ARTICLE X
                              ADMINISTRATION

10.1. Plan Administrator. The Employer, through its board of directors or comparable governing body, shall appoint a Plan Administrator, who shall hold office at the discretion of the Employer. All usual and reasonable expenses of the Administrator may be paid in whole or in part by the Employer. The Plan Administrator or any other designated representative of the Employer who is an Employee of the Employer shall not receive any compensation with respect to services hereunder except as such person may be entitled to benefits under this Plan. The Plan Administrator shall make all rules, regulations and determi-nations required respecting administration of the Plan, including determinations as to the right of any person to a benefit under this Plan. The Plan Administrator shall exercise such authority and re-sponsibility as it deems appropriate in order to comply with the terms of the Plan relating to the records of Participants and amounts payable under the Plan.

10.2. Administrator's Rules. The Plan Administrator may adopt such rules as the Plan Administrator deems necessary, desirable or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all participants in similar circum-stances. The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to authorize or permit the payment of or reimbursement for any obligation or ex-pense of a Participant incurred during a period when the individual was not a Participant.

10.3. Other Rights of the Plan Administrator. The Plan Administrator shall have such powers as may be necessary to discharge its duties here-under, including, but not by way of limitation, the following:

      a. to construe and interpret the Plan, decide all questions of eli-gibility and determine the amount, manner and time of payment of any benefits hereunder;

      b. to prescribe procedures to be followed by Participants in filing applications for benefits;

      c.   to prepare and distribute information explaining the Plan;

      d. to appoint individuals to assist in the administration of the Plan and any agents it deems desirable, including legal and actuarial counsel.

                                 ARTICLE XI
                          MISCELLANEOUS PROVISIONS

11.1. Rights to Trust Assets. No participant shall have any right to, or interest in, any assets of the Trust upon termination or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Partici-pant. All payments of benefits provided for in this Plan shall be made solely out of the assets of the Trust.

11.2. Nonalienation of Benefits. Except as otherwise provided by paragraph 9.5.b. above, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assign-ment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.

                                ARTICLE XII
                        AMENDMENTS AND TERMINATION

12.1. Amendment of Plan. The Employer reserves the right to make amend-ments to the Plan at any time and from time to time. Any amendment to the Plan may be made with retroactive effect if determined to be necessary or desirable to comply with any law or regulation. No amendment, however, may expand or diminish the powers or duties of the Trustee unless the Trustee consents in writing thereto.

12.2. Termination of Plan. The Employer may terminate the Plan at any time. Upon the termination of the Plan the Accounts of all Partici-pants affected thereby shall continue to be held by the Trustee for distribution in accordance with the purposes and relevant provisions of the Plan. If not so distributed within ninety days following the close of the Plan Year during which the Plan is terminated, balances shall thereupon be forfeited and revert to the Employer.

                                ARTICLE XIII
                     RESIGNATION AND REMOVAL OF TRUSTEE

13.1. Resignation of Trustee. The Trust or any successor Trustee may re-sign from the trusteeship hereof at any time by giving a least sixty
      (60) days written notice of such resignation to the Employer, and any Trustee may be removed by the Employer upon at least sixty (60) days written notice of such removal to the Trustee. The Employer shall, by an appropriate instrument in writing, appoint a Successor Trustee in the event of vacancy in the trusteeship resulting from the resig-nation or removal of the Trustee, and before entering upon its duties, such successor Trustee shall execute an instrument evidencing its acceptance of the Trust and its agreement to be bound by all terms and provisions thereof. The successor Trustee shall have all rights, powers, privileges, liabilities, duties and immunities of the former Trustee.

13.2. Final Accounting. Upon the acceptance of appointment by such succes-sor Trustee, the former Trustee shall make a final accounting of its administration of the Plan Trust for the period of time elapsed since the preceding accounting, and shall deliver and transfer the Plan Trust to such successor Trustee. Upon approval by the Employer of, or upon its failure to object to, such final accounting, the former Trustee shall thereupon be finally released and discharged, all as herein provided with respect to annual accountings.

      The Employer represents that it has had the opportunity to consult with counsel of its choice with respect to establishment of this Plan. The Employer further represents that it has made an indepen-dent determination as to the appropriateness of establishment of the Plan and the suitability of the benefit categories selected herein.

IN WITNESS WHEREOF, this instrument has been executed this 2nd day of August, 1995.

                                        PAUL MUELLER COMPANY
                                        -----------------------------------
                                        EMPLOYER

                                        BY: /S/     DANIEL C. MANNA
                                            -------------------------------

                                        APPROVED:
                                        UMB BANK, N.A., TRUSTEE

                                        BY: /S/     WILLIAM A. HANN
                                            -------------------------------
                                                   SR. VICE PRESIDENT